Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned in connection with this Quarterly Report of Quality Distribution, Inc. (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the undersigned’s knowledge:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 8, 2015

/s/ Gary R. Enzor
GARY R. ENZOR
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Date: May 8, 2015

/s/ Joseph J. Troy
JOSEPH J. TROY
EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Quality Distribution, Inc. and will be retained by Quality Distribution, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.